Exhibit 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.'s 333-37082; 333-49780) of Exelon Corporation of our report dated June 29, 2001, pertaining to the financial statements of the PECO Energy Company Employee Savings Plan for the year ended December 31, 2000, which appears in this Form 11-K.




Hill, Taylor LLC
Chicago, Illinois
June 24, 2002
















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